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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Bradley Real Estate, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-87084 and 33-62200) on Form S-3 and the registration statements (Nos. 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc. of our report dated January 24, 1997, except as to Note 10, which is as of March 13, 1997, relating to the consolidated balance sheets and related schedule of Bradley Real Estate, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K405 of Bradley Real Estate, Inc.



                                  KPMG PEAT MARWICK LLP


Boston, Massachusetts
March 24, 1997


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